SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 8, 2007

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250 Las Vegas, Nevada	89134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On May 8, 2007, Management of CardioVascular BioTherapeutics, Inc. (the “Company”) concluded that previously issued financial statements should no longer be relied upon due to an error in such financial statements with respect to the accounting for certain derivative instruments which were previously recorded as equity transactions. These derivative instruments will be reclassified as derivative liabilities. The financial statements to be corrected are contained in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, as well as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and a registration statement on Form S-1 filed with the Securities and Exchange Commission(“SEC”) on April 19, 2007 which registration statement is not yet effective.

After discussions with the Audit Committee of the Board of Directors and the Company’s independent registered public accounting firm, Management determined the financial statements should be restated. Consequently, the Company is preparing amended filings for each of the above referenced documents.

These amendments are required to correct an error in identifying certain financial instruments as derivatives in the application of certain accounting principles related to the issuance of the Company’s convertible note financing and the impact of such accounting principles on previously issued non-employee stock option and warrant transactions in prior periods. The previously recorded transactions were properly treated as equity transactions at the time of their respective issuances. Upon the sale of the Company’s convertible notes on March 20, 2006, more recent accounting practices, as more fully set forth below, require the previously issued non-employee options and warrants to be reclassified as derivative liabilities. This reclassification renders the information reflected in the Company’s above-mentioned financial statements incorrect.

The convertible note agreements entered into on March 20, 2006 and filed with the SEC on Form 8-K on March 22, 2006 contain variable share settlement provisions. These provisions require the Company to adjust the “fair value” of the previously issued non-employee options and warrants and reclassify them from additional paid in capital to derivative liability accounts on the balance sheet in accordance with EITF 00-19 “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in a Company’s Own Stock” (“EITF 00-19”). In addition, further analysis indicates the previously issued options and warrants identified as derivative instruments require separate valuation under FAS 133 “Accounting for Derivative Instruments and Hedging Activities.”

The reason for this reclassification is the possibility that the Company may not have enough shares of authorized, unissued common stock to meet all of its commitments in the delivery of the Company’s common stock to honor both the contracts related to the convertible notes and the previously issued option and warrant contracts. In order to be in the situation of not having enough unissued shares to deliver to the option and warrant holders, the fair market value of the common stock of the Company would have to be lower than all of the exercise prices of all the option and warrant contracts. In such case, an option or warrant holder would have to exercise his or her options or warrants at a price that would require him or her to pay more than the fair market value of the common stock on the open market. Nonetheless, according to EITF 00-19 the previously recorded transactions must be reclassified from equity to liability. Thus, the financial statements are being revised and the filings referenced above are being amended accordingly and will be filed with the SEC as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: May 11, 2007	By	/s/ Mickael A. Flaa
Mickael A. Flaa, Chief Financial Officer